                                                                    Exhibit 21.1

                   SUBSIDIARIES OF SILVERSTREAM SOFTWARE, INC.


         Subsidiary Name                        Jurisdiction of Organization
SilverStream Securities Corporation                   Massachusetts

SilverStream Netherlands, Inc.                        Delaware

SilverStream Software Limited                         United Kingdom

SilverStream Software GmbH                            Germany

SilverStream Software B.V.                            The Netherlands

SilverStream Software BVBA/SPRL                       Belgium

SilverStream Software (Asia) Limited                  Hong Kong

SilverStream Software (Asia) Pte. Ltd.                Singapore

SilverStream Software s.r.o.                          Czech Republic

SilverSolutions spol. s.r.o.                          Czech Republic

SilverStream Norge AS                                 Norway

SilverStream France S.A.                              France

SilverStream Canada, Inc.                             Canada

SilverStream Software Pty Limited                     Australia

SilverStream Software Danmark A/S                     Denmark

SilverStream Software Sweden AB                       Sweden

Excelnet Systems Limited                              United Kingdom

SilverStream Software Switzerland GmbH                Switzerland

SilverStream Software (Beijing) Ltd.                  Peoples Republic of China

SilverStream Software Italia S.r.l.                   Italy

SilverStream Software Spain S.L.                      Spain

SilverStream Software S.a.R.L.                        Luxembourg


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